Exhibit 10.13

Dated March 11, 2004

SHANGHAI CAMBRIDGE (GROUP) CO., LTD.

as Party A

and

THE BRITISH INTERNATIONAL SCHOOL, SHANGHAI

as Party B

LEASE

of

a floor area of approximately

6800 square meters

(the 2nd phase British International School, Shanghai building for educational purposes) as Cambridge Forest Newtown, Shanghai, PRC

THIS LEASE is made on

BETWEEN the following two parties:

(1)                   Shanghai Cambridge (Group) Co., Ltd. (hereinafter referred to as “Party A”)

Address:             NO. 2502 Hunan Road, Shanghai, PRC

Legal representative: Mr. Wang Wei Xian

(2)                   The British International School, Shanghai (hereinafter referred to as “Party B”)

Address:             NO. 600, Lane 2729 Hunan Road, Shanghai, PRC

Legal representative: Mr. Kevin McNeany

WHEREAS:

A.                      Party A is the owner and developer of the development known as Cambridge Forest Newtown (the “Development”) located at No. 600, Lane 2727, Hunan Road, Shanghai, PRC.

B.                      Party A owns a floor area of approximately 6,800 square meters as described in Schedule 4 (the “Premises”)

C.                      Party B wishes to lease the Premises from Party A in respect of the 2nd phase British International School, Shanghai building for educational purpose.

D.                      Party A and Party B, adhering to the principles of freewill, equality and mutual benefit and through a process of consultation, have reached an agreement on the lease of the Promises upon the terms as contained herein.

Article 1                       DEFINITIONS AND INTERPRETATION

1.1                 In this lease, the following meanings apply unless the context requires otherwise:

“Common Parts” means all areas, facilities, plant, machinery, equipment and Service Media (other than those serving the Premises exclusively) within the Premises and/or the Development from time to time as may be reasonably designated by Party A and/or the Manager for the common use of any of the occupiers of the Development and those authorized by them including, without limitation, the access roads, pedestrian ways, common entrances, staircases, lifts, escalators, roads, forecourts, loading bays, parking areas, landscaped areas;

“Fitting out Guidelines” means the fitting out guidelines for the Premises and/or the Development issued from time to time by Party A or the Manager;

“Government” means the government of the PRC.

“Manager” means the person, firm or company appointed from time to time by Party A and/or the owners’ management committee to manage the Development;

“Permitted Use” means the use specified in this Lease;

“Premises” means each and every part of the premises described in Schedule 4 including:

(i)                      all additions and improvements to the Premises;

(ii)                   all fixtures and fittings (whether structural or non-structural) in the Premises whether or not originally fixed to them except any fixture installed by Party B for the purposes of its business that can be removed from the Premises without defacing the Premises;

(iii)                the finishes applied to the interior of the external walls and to any structural columns;

(iv)               the doors and windows and door and window frames;

(v)                  elevators (if any) and staircases and all internal access or passages in the Premises; and

(vi)               the Service Media in the Development that serve the Premises exclusively;

“Prescribed Rate” means 0.1% per day;

“Rent” means the rent detailed in Schedule 1;

“Services” means the services referred to in Schedule 2;

“Service Charges” means the service charge payable in respect of the Premises which are subject to review in accordance with Schedule 2;

“Service Hours” means such hours for provision of service as Party A and/or the Manager may reasonably prescribe from time to time.

“Service Media” means roads, pathways, sewers, drains, gutters, pipes, ducts, wires, chimneys, fiber optic backbone and other conducting, telecommunications, and IT media from time to time in the Premises and/or the Development including any fixings, louvers, cowls and other covers and ancillary apparatus;

“Term” means the term of years detailed in Schedule 1 and any period of holding over thereafter;

“Utilities” means the transmission of sewage, water, electricity, gas, telecommunications and information;

“Working Day” means any day on which banks in PRC generally are open for business.

1.2                 In this Lease the following shall apply unless the context requires otherwise:

(a)                  The expression “Party A” includes the person for the time being entitled to the immediate possession of the Premises on expiry of the Term;

(b)                  The expression “Party B” shall not include the executors and administrators of any such party or where such party is a corporation its successors in title or any liquidators thereof;

(c)                   Words importing the masculine feminine or neuter gender shall include the others of them, and words importing persons include firms, companies and corporations and vice versa;

(d)                  Words importing the singular number shall include the plural and vice versa;

(e)                   The index and heading are for reference only and shall be ignored in construing this Lease;

(f)                    References to Articles and Schedules are references to the Articles of and the schedules to this Lease;

(g)                   References to “losses” include all liabilities incurred by Party A or Party B as the case maybe, all damage or loss suffered by either of them, all claims, demands, actions and proceedings made or brought against either of them and all cost and disbursements incurred by either of them;

(h)                  Any consent, approval or authorization to be given by either Party must be in writing and signed by or on its behalf if it is to be effective under this Lease. Nothing in this Lease is to be construed as imposing any obligation on either Party not to refuse any consent, permission, approval or authorization unreasonably save where expressed in this Lease;

(i)                      References to the expiry of the Term or to the last year of the Term are to the end of the Term and the last year of the Term whether it comes to an end by effluxion of time or in any other way;

(j)                     Any agreement by either Party not to do any act or thing includes an obligation not to allow or suffer that act or thing to be done by another person;

(k)                  Any agreement by either Party to do any act or thing includes an obligation to procure that act or thing to be done by another person;

(l)                      Any reference to “legislation” includes any statutes, rules, regulations and orders made by any governmental, statutory, public or competent authority in the PRC;

(m)              For the purpose of this Lease, any act, default, neglect or omission of any contractor, servant, agent, licensee, or visitor of Party A shall be deemed to be the act, default, neglect or omission of Party A. For the purpose of this Lease, any act, default, neglect or omission of any contractor, servant, agent, licensee, student or visitor of Party B shall be deemed to be the act, default, neglect or omission of Party B.

Article 2                       DEMISE

Party A leases the Premises to Party B for the Term:

2.1                 SUBJECT TO all rights, privileges, restrictions, covenants, agreements and stipulations affecting the Premises and contained in this Lease or otherwise disclosed in writing to the Tenant prior to the signing of the Lease.

2.2                 TOGETHER WITH (insofar as Party A is entitled to grant the same) the right to use, in common with Party A and others having the like right, those Common Parts which are reasonably necessary for the use and enjoyment of the Premises;

2.3                 EXCEPT AND RESERVED unto Party A and all persons authorized by it or otherwise entitled and with prior reasonable notice:

(a)                  the right of free and uninterrupted passage and running of Utilities through such Service Media which serve or are capable of serving the Premises and/or the Department together with the right to construct new Service Media;

(b)                  the right to restrict the use of any Common Parts insofar as is reasonably required for the purposes of inspecting, repairing, maintaining, decorating, replacing, renewing or connecting to them but (except in emergency) not so as to deprive Party B of access to the Premises;

(c)                   the right to alter in any way whatsoever the Common Parts or to vary any Premises plans relating to the Development from time to time provided that Party B’s use of Premises is not adversely affected thereby;

(d)                  the right to continue and complete the construction of the Development and to carry out all necessary works in relation thereto including (without limitation) the fitting out of other parts of the Development provided that Party B’s use of the Premises is not materially adversely affected thereby;

(e)                   the right to install in or affix to any part of the Premises such Service Media, aerials, plant, machinery and other apparatus, scaffolding, signs and other advertising structures (whether illuminated or not) as Party A may reasonably decide and the right to inspect repair remove or replace the same provided that Party B’s use of the Premises is not materially adversely affected thereby;

(f)                    the right upon reasonable notice (except in an emergency when no notice is needed) to enter the Premises to view the condition thereof and do works to the Premises that are reasonably necessary to maintain, repair or preserve the

Premises or that are required to be undertaken by the Manager pursuant to the terms of this Agreement or related agreements;

(g)                   the right to enter the Premises in the circumstances in which the agreements by Party B contained in this Lease permit such entry;

(h)                  the right to subjacent and lateral support from the Premises for the remainder of the Development; and

(i)                      the right to affix and maintain without interference upon any external part of the Premises during the three months before the expiry of the Term a notice stating that the Premises are to be let and such other information as Party A reasonably requires;

PROVIDED THAT in exercising any of the rights in Article 2.3, Party A shall cause as little interference as reasonably practicable to Party B and make good any damage caused to the Premises;

Article 3                       PARTY B’S AGREEMENTS

Party B agrees with Party A as follows:

3.1                 Rent, Service Charges and other Payments

(a)                  To pay the Rent to Party A in China in US Dollars or in Renminbi (RMB), the amount of which equals to that of the USD set out in Schedule 1 (the US$:RMB conversion rate shall be based on the medium rate of foreign exchange rates quoted by the Bank of China on the date of payment) for each year by three (3) installments on (i) 31st of December of the previous year (rent payable during the period from January to April of the coming year); (ii) 31st of April (rent payable during the period from May to August); (iii) 31st of August (rent payable during the period from September to December) of each year of the Term without any deduction, counterclaim or set off. The first payment of Rent shall be made within seven (7) days upon signing of the standard “Shanghai House Property Lease Agreement” with regards to the Clause 20-2 of this contract. Party B shall pay the Rent to Party A’s designated bank account in China as notified to Party B from time to time in writing.

(b)                  To pay to Party A the Service Charges in RMB in advance by four (4) equal installments without any deduction, counterclaim or set off on the first day of January, April, July and October of each year of the Term, the first payment shall be made on the signing of this Lease with the payments to be apportioned appropriately on a daily basis in the case of the first and last payments. In the event that Shanghai NIH Property Management Company Limited (which is now appointed as Manager of the Development) (“Shanghai NIH”) ceases to be appointed as Manager of the Development for whatever reasons, the Service Charges payable by Party B shall be effected to the new Manager direct.

(c)                   To pay and discharge all existing and future taxes, fees, impositions, charges, duties, assessments and other outgoings of an annual or recurring nature now or hereafter levied or to be levied by the Government or any other lawful authorities thereof with are payable by Party B (if any) arising from its capacity as the tenant under this Lease under the laws of PRC provided that PRC income tax and business tax relating to the Rent shall be payable by Party A, and to produce to Party A such receipts or other evidence of any of the payments aforesaid as Party A may reasonably require from time to time.

(d)                  To pay all deposits and charges for Utilities at the Premises (for this purpose, all utility bills for Utilities consumed at the Premises will be passed by Party A or the Manager to Party B for direct settlement with the relevant utility providers);

(e)                   (In addition to Party A’s other remedies under this Lease) to pay to Party A on demand interest on any sum payable under this lease at the Prescribed Rate on any sum:

(i)            payable by Party B to Party A under this Lease from the due date until payment by Party B;

(ii)           paid by Party A in remedying any breach by Party B of this Lease from the date of payment by Party A until payment by Party B; and

(iii)          not accepted by Party A so as not to waive a breach of this Lease from the due date until payment is accepted by Party A (but this Sub-Article 3.1(e)(iii) is without prejudice to Article 5.6(b)).

3.2                 Fitting Out

(a)                  To fit out the premises at Party B’s expense in accordance with plans and specifications approved by Party A (which approval shall not be unreasonably withheld) and the relevant Government departments and competent authorities in a good and proper workmanlike and diligent manner with good quality materials and in all respects in a style and manner appropriate to the Premises to the reasonable satisfaction of Party A (but any approvals given under this Article 3.2 shall not impose on Party A any liability in respect of any inadequacy or deficiency in the drawings, specifications or works). For the avoidance of doubt, if Party B intends to carry out any structural works or alterations to the Premises, other than complying with the requirement under this Sub-Article, Party B is obliged to supply any additional information as may be reasonably required by Party A or the Manager for the purpose of processing the approval application by Party B;

(b)                  Not to commence any fitting out works until Party A’s approval to the fitting out plans and specifications has been obtained and all necessary approvals licenses or permits have been obtained from the relevant Government departments and competent authorities and all sums (including, without limitation the fitting out deposit, party A’s vetting fees, temporary services charges and debris removal charges (if any)) required to be paid prior to commencement of the works in accordance with the Fitting Out Guidelines have been paid and that the registration procedures for overseas staff or workmen of Party B with the Ministry of Public Security in PRC have been completed;

(c)                   Not to vary the approved fitting out plans and specifications without Party A’s approval (which approval shall not be unreasonably withheld);

(d)                  To carry out all fitting out works in compliance with the approved fitting out plans and specifications and the Fitting Out Guidelines and with all legislation and all requirements of the Development’s insures and of any utility supplier. Any Party A’s approval given hereunder shall not constitute any representation that such legislation and requirements have been complied with;

(e)                   In installing, altering or connecting to any Service Media, electrical installations or fire fighting apparatus and system to use only a contractor nominated by Party A and for any other works to use only a contractor approved by Party A (which approval shall not be’ unreasonably withheld) but any such Party A’s nomination or approval shall not impose on Party A any liability for anything done or omitted by such contractor;

(f)                    If Party B uses its own security system, to ensure that party B’s security system within and at the entrance to the Premises is compatible with the security system for the Development (if any) provided and operated by the Manager. For the avoidance of doubt, the installation, usage and maintenance of such security system (if any) by Party B shall be at its own risks and expenses. Furthermore, party B shall also be responsible for any additional charges incurred by Party A and/or the Manager in respect of the approval and monitoring of such security system, etc.

3.3                 Repair

(a)                  To keep the Premises in good, clean, substantial and proper repair and condition appropriate to the Premises and properly preserved and painted (fair wear and tear excepted);

(b)                  To reimburse to Party A the cost of replacing all broken or damaged window glass in the Premises irrespective of the cause of such breakage or damage (unless the breakage or damage was caused by Party A);

(c)                   To keep and if necessary replace any Service Media forming part of the premises in good clean substantial and proper repair and condition and to comply with lawful requirements of any competent authority and in doing such works Party B shall use only a contractor nominated by Party A;

(d)                  To reimburse to party A the cost of making good any damage of any type to the Premises, the Development or any Service Media caused by the act, omission,

default or negligence of Party B or its contractors, servants, agents, students, visitors or licensee;

(e)                   To replace any of the fixtures or fittings in the Premises which become beyond repair during the Term;

(f)                    To take all reasonable precautions to precautions to protect the Premises from damage threatened by an approaching storm or typhoon;

(g)                   To be wholly responsible for any damage or injury caused to any person or property directly or indirectly through the defective or damaged condition of the Premises or any other area the repair of which is Party B’s responsibility under this Lease.

3.4                 Yielding UP

At the expiry of the Term:

(a)                  yield up the Premises decorated and repaired in accordance with this Lease with vacant possession having removed all lettering, signage, or characters showing Party B’s name from the Development and/or the Premises and any doors, walls or windows in the Premises (making good any damage caused by such removal to Party A’s reasonable satisfaction);

(b)                  unless otherwise agreed by the parties, to yield up the Premises in the same structural condition as approved by party A under Article 3.2 without the need to reinstate the Premises (including the mezzanine floor built or to be built by Party B to the building erected thereon) to their original condition; and

(c)                   to surrender to Party A all keys of the Premises and supply to party A any access codes to all entrances and a copy of the operating instructions of any security system for the Premises

3.5                 Party A’s Entry

(a)                  To permit Party A and persons authorized by it or the manager with or without appliances at all reasonable times after giving reasonable prior notice to enter upon the Premises to view their condition, to take inventories of the fixtures in them and to show the Premises to prospective tenants or purchasers;

(b)                  To make good all defects and wants of repair to the Premises or which Party B is liable within the period of one month from party B’s receipt of written notice from Party A to do such works. If Party B fails to do such works to permit Party A and persons authorized by it to enter the Premises and do such works ad the cost shall be a debt due from Party B to Party A;

(c)                   To permit Party A and persons authorized by it or the Manager at reasonable times after giving reasonable prior notice (but at any time and without notice in an emergency) to enter the Premises (by forcing locks and security if necessary) and do anything Party A deems necessary for the purposes of security, fire fighting and protection of the Premises.

3.6                 Party B’s Insurance

(a)                  To effect and maintain adequate insurance cover with a reputable insurance company which holds a valid business license in PRC approved by Party A (whose approval shall not be unreasonably withheld) in respect of:

(i)           any loss or damage to property within the Premises including without limitation all furniture, Party B’s fixtures, fittings, equipment, samples, personal effects and stock in their full replacement value against fire and extraneous perils including without limitation those risks, perils or under circumstances for which Party A’s liability is expressly or impliedly excluded under this Lease, such insurance shall be in an amount of not less than RMB 1,750,000;

(ii)          damages in respect of death of or bodily injury to third parties, or loss of or damage to the property belonging to third parties in consequence of accidents occurring in direct connection with the performance of the work and happening on or in the vicinity of the Premises, such insurance shall be in an amount of not less than USD1,000,000 per claim or USD5,000,000 in aggregate.

(b)                  To produce to Party A when required by Party A from time to time the policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and is valid and subsisting;

(c)                   As soon as reasonably practicable to apply all money received under any policy effected under Article 3.6(a) in making good the losses in respect of which it was paid;

(d)                  To notify Party A promptly of any damage to the Premises;

(e)                   Not without Party A’s written consent to effect any insurance which may reduce the insurance money receivable by Party A.

3.7                 Party B’s Activities

To carry on in the Premises the activities and investments consistent with the Permitted Use and not to vary or depart from such activities and investments unless with Party A’s Prior written consent (which consent can be withheld or given subject to such conditions as Party A may impose at its sole discretion).

3.8                 Use

(a)                  Not to use the Premises for any purpose other than the Permitted Use;

(b)                  Not to commit waste or use the Premises for gambling or any offensive trade or business or any illegal, immoral or improper purposes or so as to cause nuisance damage or danger to Party A or the occupiers of neighbouring premises;

(c)                   Not to keep at the Premises any dangerous inflammable or explosive goods or firearms and ammunition Provided that nothing in this sub-Article 3.8 (c) shall prohibit the running by party B of (i) a science laboratory for education purpose and the bringing, storing and using of small quantities of chemical substances in such science laboratory as is reasonable and common for a school laboratory and (ii) a canteen for providing food and refreshments to the staff and students and the ringing, storing and using of small quantities of fuel in the kitchen of such canteen as is reasonable and common for a school canteen. Party B shall ensure that the running of the science laboratory and the canteen and the bringing in, storing and using of substances comply with the relevant laws and regulations in PRC governing the same, and shall take all necessary and reasonable precautionary measures to ensure safety and to prevent ay accidents party B shall be responsible for and shall keep Party A fully indemnified in respect of any violation of the laws and regulations in PRC and any combustion, explosion or other accidents which may happen in the laboratory and/or the canteen or as a result of the bringing, storing or using of chemical substances and/or fuel therein and for any damage to person, property, the Premises or the Development caused therefrom whether or not such combustion, explosion, other accident or damage was caused by the default, omission or negligence of Party A, its contractors, servants, agents, licensees, students or visitors;

(d)                  Not to make any noise which violate the laws and regulations of the PRC in relation to nose emission, or make any vibration or odour in the Premises which violate the laws and regulations of the PRC, or do anything on the premises which may cause annoyance, danger, injury or damage to Party A or any neighbouring tenants or occupier;

(e)                   Not to place on the Premises anything (including any safe) of a weight in excess of the floor loading of the Premises prescribed by Party A, or on parts of the Premises containing reinforced flooring anything of a weight in excess of the appropriate weightings for which such reinforcements were designed and to comply with any prescription by Party A of the maximum weight and permitted location of safes and other heavy equipment and any requirements of Party A that the same stand on supports of such dimensions and materials as Party A reasonably determines;

(f)                    To comply with all legislation in relation to the Premises and the conduct of Party B’s business on the Premises and to apply for any requisite licences or permits from all competent authorities in respect of Party B’s business and activities in the Premises; In particular, Party B shall ensure that all necessary approvals licenses or permits have been obtained from the relevant Government departments and competent authorities in relation to the running and operation of the science laboratory and canteen (if applicable) at the Premises and such approvals licenses or permits will be maintained throughout the Term of this Lease;

(g)                   To ensure that all educational materials and activities conducted and/or used by Party B at the Premises, including but without limitation, the curriculum, textbooks, videos, films and other audio and visual materials are in compliance with the relevant legislations and requirements of Government departments and where approval is required, such approval has been obtained before the introduction of such educational materials and activities;

(h)                  To ensure that all refuse is disposed of by arrangement with and in containers specified by Party A and if Party A and/or the Manager provides a collection service for refuse, to use such service exclusively at the sole cost of Party B; For the avoidance of doubt, Party B shall be responsible at its sole cost to dispose of any wet rubbish occasioned by the operation of a canteen at the Premises(if applicable) and if Party B engages the collection service provided by Party A and/or the Manager for disposal such wet rubbish, to pay any such additional charges;

(i)                      Not to place or leave anything in the Common Parts nor to tout or solicit business or distribute anything within the Development without the permission of Party A;

(j)                     Not to discharge into any Service Media any substance that may obstruct them or cause damage or danger or anything likely to pollute;

(k)                  Not to keep any animals birds or pets inside the Premises and to take all precautions to the reasonable satisfaction of Party A to prevent the Premises from becoming infested by pests including, if Party A so requires, the employment at Party B’s cost of such pest extermination contractors and at such intervals as Party A may reasonably determine;

(l)                      Not to allow any person to use Premises for residential purposes;

3.9                 Alterations

(a)                  Not to make any alterations or additions to the Premises or to the Service Media or to install any plant equipment apparatus or machinery in the Premises or to cut or injure any doors, windows, walls, floor, ceilings or other part of the Premises without Party A’s consent (which consent shall not be unreasonably withheld), unless such alteration or addition is part of the approved fitting out plan and specifications;

(b)                  Not to install any air-conditioning plant or equipment, machinery or other mechanical apparatus on the Premises without Party A’s consent (which consent shall not be unreasonably withheld) unless such alteration or addition is part of the approved fitting out plan and specifications, and to comply with the directions and instructions of Party A regarding installation;

(c)                   Not to erect install or alter any partitioning in the Premises without Party A’s consent (which consent shall not be unreasonably withheld) unless such alteration or addition is part of the approved fitting out plan and specifications, and to comply with the directions and instructions of Party A regarding installation (but Party A’s consent shall not be required for installation of nonstructural, demountable partitioning which is removable without damage to the Premises);

(d)                  Not without Party A’s consent (which shall not be unreasonably withheld) to install additional locks bolts or other fittings to the entrance doors of the Premises;

(e)                   Except as consistent with the normal operation of a school, not to erect exhibit or display on the Premises any writing, sign, aerial, flagpole or other device so as to be visible from outside the Premises without Party A’s consent (which approval shall not be unreasonably withheld). Party B may display its name and business on the Premises as consistent with normal operation of a school;

(f)                    Not to do anything which alters or affects the external appearance of the Premises or to make alterations or additions to structure or (except for permitted works to the Premises) other parts of the Premises or, without limitation, the Common Parts;

(g)                   In carrying out any permitted works whatsoever to the Premises or anywhere within the Development to observe and perform the provisions of Article 3.2 mutatis mutandis.

3.10          Statutory Notices

To notify Party A forthwith in writing of the contents of any notice received by Party B from any competent authority concerning the Premises or any of the Utilities.

3.11          Alienation

(a)                  Except as permitted under Article 3.11 (b), not to transfer, assign, underlet, license, share, hold for the benefit of another or otherwise part with the possession or occupation of the Premises or any part of them or the right to use them so that any person not a party to this Lease obtains the use or possession of the premises or any part of them and without limiting the generality of this, the following acts and events shall be deemed to be breaches of this Article:

(i)           In the case of a Party B which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

(ii)          In the case of a Party B who is an individual (including a sole surviving partner of a partnership Party B) the death, insanity or other disability of that individual;

(iii)         In the case of a Party B which is a corporation, any take-over, reconstruction, amalgamation, merger, voluntary liquidation or change in the person who owns a majority of its voting share or who otherwise has effective control thereof;

(iv)        The giving by Party B of a power of attorney or similar authority whereby the donee of the power obtains the right to use, posses or occupy the Premises;

(v)         The change of Party B’s business name without the consent of Party A (which consent shall not be unreasonable withheld).

(b)                  With the prior written consent of Party A (such consent shall not be unreasonably withheld) and upon production of all relevant information (including corporate and financial regarding the Permitted Assignee (as hereinafter defined)), Party B may assign its rights and obligations under this Lease to any company or other legal entity established under the laws of the PRC that is directly or indirectly owned or controlled by Nord Anglia Education Plc (the “Permitted Assignee”) provided however that Party B shall not be released from its obligations to pay Rent and Service Charges hereunder for the avoidance of doubt, Party B is only permitted assign this Lease once during the Term and any renewal thereof and as a condition precedent to Party A’s approval of the proposed assignment, the Permitted Assignee is also required to enter into an undertaking with Party (in a form as agreed by the parties and the Permitted Assignee) covenanting that it will perform all covenants obligations duties and other terms and conditions imposed on Party B under this Lease as if it were Party B named herein with effect from the date of assignment of this Lease.

3.12          Insurance and Fire Prevention

(a)                  Not to do any thing whereby any policy of insurance on the Premises and/or the Development against damage by fire and other risks or against claims by third parties may become void or voidable or whereby the rate of premium for any such policy may be increased and to repay to Party A on demand all sums paid by Party A by way of increased premium or otherwise rendered necessary by a breach of this Article;

(b)                  To comply with all the recommendations of Party A’s insurer and the fire authority;

(c)                   To keep the Premises supplied with such fire fighting equipment as Party A’s Insurer and the fire authority may require and to maintain it in working order and to the satisfaction of Party A’s insurer and Party A and at least once every six months to have any fire fighting equipment inspected by a competent person;

(d)                  Not to obstruct the access to any fire equipment or the means of escape from the Premises.

3.13          Indemnities

To indemnify Party A against all losses arising directly or indirectly from:

(a)                  the act, omission, neglect or default (irrespective of whether willful or not) of Party B or any employee, visitor, licensee, agent, student or contractor of Party B;

(b)                  any breach by Party B of this Lease;

(c)                   the defective or damaged condition of the Premises or any other area, the repair of which is Party B’s responsibility under this Lease;

(d)                  the spread of fire or smoke or water or any other substance originating from the Premises;

and this Article shall survive the expiry of the Term.

3.14          Exclusion of Liability

Notwithstanding Article 4, not to hold Party A liable in any way to Party B or Party B’s employees, students, contractors, agents or invitees for any losses which may be suffered by Party B or by Party B’s employees, students, contractors, agents or invitees or any property however caused (unless directly caused by the willful default or gross neglect of Party A or its employees) and in particular, but without limitation, caused by or in any way owing to:

(a)                  any interruption, failure, malfunction, reduction or termination of or defects in or any other condition of any of the Utilities, Service Media or Common Parts or any machinery, plant, equipment, installations or fixtures in the Premises or the Development; or

(b)                  the act neglect or default of Party B and occupiers of any other parts of the Premises or the Development and their employees and licensees; or

(c)                   any defect in the supply of electricity or from any surge reduction variation interruption or termination or termination in the supply of electricity; or

(d)                  any typhoon, landslide, subsidence, fire, leakage of water, fumes, smoke or electricity from the Service Media or any other part of the Premises or the Development including plant, machinery, installations, apparatus and other fixtures therein or dropping or falling of anything from any part of the Premises or the Development or vibrations from any part of the Premises or in the Development or the influx of rain into the Premises, or the activity of rats or other pests in the Premises; or

(e)                   the defective or damaged condition of the Premises or the Development; or

(f)                    any want of security or safekeeping at the Premises or Development; or

(g)                   any non-enforcement of any rules or regulations by Party A; or

(h)                  any exercises of Party A’s rights under this Lease including (without limitation) the carrying out of any Premises works;

nor shall the Rent or Service Changes or any other sums due from Party B under this Lease abate on account of any such event save as provided in Article 5.3

3.15          Regulations

To comply with the rules for the Development from time to time made or adopted by Party A (including without limitation the Fitting Out Guidelines) provided that if there is a conflict between such rules and this Lease, this Lease shall prevail and provided that changes to such rules shall not adversely impact on Party B’s interests.

3.16          Costs

To pay to Party A on an indemnity basis, as rent and within 14 days of demand, all costs and other expenses property and reasonably incurred by Party A in relation to;

(a)                  every application made by Party B for consent whether it is granted, refused, offered subject to any qualification or withdraw provided that any such fees changeable by Party A in connection therewith are in accordance with industry practice in Shanghai;

(b)                  professional advice obtained by Party A following an application by Party B for consent, permission or approval under this Lease withdraw provided that any such fees chargeable by Party A in connection therewith are in accordance with industry practice in Shanghai;

(c)                   the preparation and service of a schedule of dilapidations during or after the expiry of the Term;

(d)                  the recovery of Rent, Service Changes or other sums due from Party B;

(e)                   the standard fees imposed by Party A from time to time in respect of the vetting of any drawings and specifications for any works proposed to be carried out by or on behalf of Party B provided that any such fees chargeable by Party A in connection therewith are in accordance with industry practice in Shanghai;

(f)                    professional advice obtained by Party A in inspecting or monitoring any works carried out by or on behalf of Party B provided that any such fees chargeable by Party A in connection therewith are in accordance with industry practice in Shanghai;

(g)                   affixing, altering or replacing Party B’s name on the directory boards or directional signs in the Premises and/or the Development,

and this Article shall survive the expiry of the Term.

3.17          Evidence of Compliance

To produce to Party A such evidence as Party A may reasonably require from time to time to satisfy itself that the provisions of this Lease have been complied with.

Article 4                       PARTY A’S COVENANTS AGREEMENTS

Party A covenants and agrees with Party B (subject to Party B duly paying the Rent and Service Charges and not breaching this Lease) as follows:

4.1                 Party A’s Covenants

(a)                  it owns legal title to the land use right in respect of the Premises and all improvements thereon and it also has the lawful right to enter into this Lease with Party B;

(b)                  it has paid all fees and charges to the Government in relation to the land use rights comprised in the Premises;

(c)                   the Premises are not subject to any existing mortgage or legal charge as of the date of this Lease and any future mortgage or legal change created by Party A affecting the Premises shall be made subject to and with the benefit of this Lease;

(d)                  Party A leases the Premises to Party B for Party B’s exclusive use and possession and in order to enable Party B to operate a school at the Premises. Party A agree that Party B and its invitees shall have 24-hour free and uninterrupted right of enter to the Premises via the Common Parts within the Development subject to compliance of the registration and security requirement by the Manager;

(e)                   Party A shall be responsible for all charges for Utilities consumed at the Premises that were incurred before the commencement of the Term;

(f)                    If Party B wishes to increase the capacity of the existing Service Media beyond the warranted amounts, to the extent that such would not interfere with the rest of the Development as in the sole opinion of Party A (which decision shall be final), Party A will use its reasonable endeavor to assist Party B to liaise with the relevant utility providers to increase the capacity of Utilities provided to the Premises Provided any costs occasioned thereby (including but without limitation, the costs in altering the Service Media) shall be borne by Party B absolutely;

(g)                   Party A agrees that Party B’s students and staff shall be permitted to use the entertainment facilities within the Development including the tennis courts, swimming pool and other sporting facilities provided they observe the relevant management rules prescribed by the manager or operator running the club and upon payment of the negotiated fees for usage of such facilities.

4.2                 Quiet Enjoyment

Subject to Article 3.1, that Party B may have quiet possession and enjoyment of the Premises during the Term without any interruption by Party A or anyone lawfully claiming under through or in trust for Party A provided that any noise disturbance suffered by Party B arising from the ordinary use of adjoining premises shall not be a breach of this Article.

4.3                 Services

To use best endeavours to procure that the Manager provides such of the Services at such times and in such manner as Party A shall in its discretion deem necessary or desirable in the interests of the Development.

Article 5                       FURTHER PROVISION

5.1                 Re-entry

If:

(a)                  any part of the Rent, Service Charges or any other sum payable under this Lease is unpaid for 14 days after becoming due (whether formally demanded or not); or

(b)                  Party B commits any breach of this Lease which Party B fails to rectify within a period of 30 days from receipt of the relevant notice from Party A requesting for rectification; or

(c)                   Party B is insolvent which for the purposes of this Lease means:

(i)           Party B becomes bankrupt or goes into liquidation or a receiving order is made against it;

(ii)          a receiver is appointed in respect of any of Party B’s assets;

(iii)         possession of any of Party B’s assets is taken by a charge or mortgage;

(iv)        any distress or execution is levied on the Premises or on any of Party B’s assets;

(v)         Party B stops or suspends payment of its debts or is unable it is unable to pay them;

(vi)        Party B enters into a scheme of arrangement with its creditors;

(vii)       Party B stops or suspends the carrying on of its business or threatens to do so;

(viii)      Party B fails to satisfy any judgment given in any action against it unless such judgment has been appealed within the requisite time limit and that appeal has not yet been disposed of;

(ix)        Any other similar event, action or proceeding occurs or is taken in respect of Party B in any jurisdiction;

Party A may, without prejudice to Party A’s rights and remedies, at any time reenter the Premises or any part of them in the name of the whole whereupon this Lease shall end but any right of action of Party A under this Lease shall remain. Party A may exercise its rights under this Article 5.1 by serving written notice on Party B without physically entering the Premises notwithstanding any statutory law provision to the contrary.

5.2                 Party B’s Property

If, after Party B has vacated the Premises at the expiry of the Term, any of its property remains in the Premises or if at any time Party B leaves any property in the Common Parts, Party B shall be deemed to have abandoned such property and Party A may remove and sell or otherwise dispose of that property following a 7 days’ prior written notice on Party B. Party B shall indemnify Party A against any liability incurred by Party A to any third party whose property is sold by it in the mistaken belief held in good faith (which is to be presumed unless the contrary is proved) that the property belongs to Party B. All proceeds of sale shall belong to Party A absolutely. Party B shall indemnify Party A against any damage occasioned to the Premises and the Common Parts (or either of them) and any losses caused by or related to the presence of the property in the Premises and the Common Parts (or either of them).

5.3                 Destruction of Premises

If:

(a)                  the Premises or any substantial part of them are rendered unfit for the Permitted Use or inaccessible by any cause other than as a direct or indirect result of Party B’s or its contractors’, servants’, visitors’, students’ or licensees’ act neglect or default and if any policy of insurance effected by Party A has not been vitiated or payment of the policy moneys refused in whole or in part due to any act, neglect or default of Party B or its contractors, servants, agents, visitors, students or licensees; or

(b)                  any order is issued by the Government or any competent authority preventing or restricting the use of the Premises or any substantial part of them duo to the physical condition of the Premises other than duo to any act, neglect or default of Party B or its contractors, servants, agents, visitors or licensees, then

(i)           the Rent or a fair proportion of it according to the nature and extent of the damage sustained or order made (Party A’s determination of which being binding on Party B) shall after the expiration of the current month cease to be payable until the Premises have been again rendered fit for the Permitted Use and accessible or such order has been complied with (as the case may be); and

(ii)          if the Premises have no been rendered fit for the Permitted Use and accessible or such order has not been complied with within six months of the damage or date when such order become operative (as the case may be) either party may end this Lease by giving not less than one month’s notice in writing to the other but any right of action which either party may have against the other under this Lease shall remain

Provided that Party A shall be under no obligation to reinstate the Premises or comply with such order.

5.4                 Change of Name

Party A shall from time to time during the Term be entitled to change the name of the Development or any part of it and Party A shall not be liable for any costs or expenses incurred by Party B as a result of such change.

5.5                 Signs

Party B shall pay A within 14 days of demand the reasonable cost of affixing repairing or replacing as necessary Party B’s name in lettering on the directory board at the entrance to the Premises and/or the Development.

5.6                 Waiver

(a)                  No condoning, excusing or overlooking by Party A of any default or breach on the part of Party B, and no failure or delay by Party A in exercising any right, power or remedy provided by law or under this Lease, shall operate as a waiver of such right, power or remedy, nor shall any single or partial exercise preclude any other or further exercise thereof or the exercise or the exercise or enforcement of any other right, power or remedy. The rights, powers and remedies provided in this Lease are cumulative and not exclusive of any rights, powers and remedies provided by law.

(b)                  No waiver of any right, power or remedy of Party A shall:

(i)           be valid unless signed by Party A in writing and containing an express statement that it is a waiver pursuant to this Article 5.6 (b); or

(ii)          be inferred from or implied by anything done (including the acceptance by Party A of Rent and/or other amounts payable under this Lease) or omitted to be done by Party A unless expressed in writing and agreed by it.

(c)                   Any consent given by Party A shall operate as a consent only for the particular matter to which it relates and not as a general waiver or release of any of the provisions of this Lease nor shall it be construed as dispensing with the necessity of obtaining the specific consent of Party A in future, unless expressly so provided.

5.7                 Stamp Duty & Registration Fee

The stamp duty and registration payable on this Lease shall be borne by the parties in equal shares. Each party shall pay its own solicitors’ costs and notary fee (if applicable) for the preparation, approval and completion of this Lease.

5.8                 Notices

(a)                  Any notice required to be served under this Lease shall be sufficiently served if delivered to or dispatched by post to or left at the respective addresses of the parties set out in this Lease or any other address in Shanghai, PRC notified from time to time to the other party in accordance with this Article, or in the case of Party B at the Premises.

(b)                  Any notice, demand or other communication required to be served under this Lease shall be in writing delivered personally or by prepaid letter or facsimile transmission, and (in the case of a facsimile transmission) confirmed by letter delivered personally or sent by prepaid mail within 24 hours of dispatch of such facsimile transmission provided that no failure to deliver or dispatch and no delay or dispatching such confirmatory letter shall affect the original notice given.

(c)                   Any notice served pursuant to this Article 5.8 shall be deemed tohave been served:

(i)           if delivered personally, on the first Working Day following the delivery;

(ii)          if sent by prepaid letter, on the first Working Day following the delivery; and

(iii)         if sent by facsimile transmission, on the first Working Day following successful transmission.

(d)                  In proving service in the case of facsimile transmission, it shall be sufficient proof that it was properly addressed and successfully transmitted to the correct number.

5.9                 No Warranties

(a)                  Party A does not represent or warrant that the Premises are suitable for the Permitted Use and Party B must satisfy itself that they are suitable for that use,

(b)                  Party B acknowledges that it has duly inspected and is satisfied with the Premises and accepts the Premises on an “as is” basis,

(c)                   This Lease supersedes any and all previous agreements between the parties and constitutes the entire agreement between them and there are no other express terms (whether oral or in writing ) or implied terms agreed between them. All representations warranties, statements or agreements, whether made orally or in writing, prior to and simultaneously with the grant of this Lease relating to any of the matters referred to herein are hereby waived, negated and excluded unless otherwise agreed or confirmed by the parties in writing after the date of this Lease.

(d)                  Party B acknowledges that in entering into this Lease, it is not relying upon any representation, warranty, statement or agreement, undertaking, promise or assurance made or given by Party A or any other person, whether or not in writing, at any time prior to or simultaneously with the grant of this Lease which is not expressly set out in this Lease.

(e)                   Party A dose not warrant that any or adequate insurance against fire or any other risks exists in respect of the Premises or the property of Party B therein.

5.10          Illegality or Unenforceability

Any provision of this Lease prohibited by or rendered unlawful by or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Lease and rendered ineffective insofar as it is possible without modifying the remaining provisions of this Lease. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties to the full extent permitted by such law to the intent that this Lease shall be valid and binding and enforceable in accordance with its terms.

5.11          No Premium

Party B acknowledges that no fire, premium, key money or other consideration has been paid by Party B to Party A for the grant of this Lease.

5.12          Amendments

This Lease may only be varied or modified by a supplemental lease or other document signed by all the parties hereto. No provision of this Lease may be waived, discharged or terminated orally, except only by an instrument in writing signed by the parties against whom enforcement of the waiver, discharge or termination is sought.

5.13          Option

The Tenant shall have the option to renew the Lease as set out in Schedule 3.

5.14          Application for Permits/ Business License

Without prejudice to Article 3.8 (f) and at the request of Party B, Party A shall give reasonable assistance to Party B for obtaining the relevant permits and / or business license from the relevant Government or competent authorities for permitting the Premises to be run for the Permitted Use.

5.15          Promotion

For a period of 6 months from the commencement of the Lease Term, Party A and Party B shall jointly promote the presence of Party B’s business and operation at the Premises and in any such promotional materials, the parties should stress their good relationship.

5.16          Extension Option

Party B shall have the option to extend the Lease as set out in Schedule 3.

5.17          Service Charges and Manager’s Duties

(a)                  Subject to the payment of Service Changes (the current rent rate as described in Schedule 1), Party A shall procure Shanghai NIH to provide the following services to Party B on top of the Services set out in Schedule 2 hereto:

(i)           to arrange worker(s) to check any power failure, air conditioning system complaints or any blockage of pipes in the Premises provided that Party B shall be responsible for the costs of repair or replacement of such defects;

(ii)          to arrange for the filters of the air-conditioning systems to be cleaned half-yearly, provided Party A shall be responsible for the cost of such cleaning;

(iii)         to arrange worker(s) to overhaul the power system of the Premises once every year, provided Party A shall be responsible for the cost of such overhaul;

(iv)        upon request by Party B, to assist Party B to enter into any maintenance contract(s) in respect of the facilities installed at the Premises;

(v)         notwithstanding Article 3.8(k), to arrange for pest control to be carried out to the outdoor area of the Premises every quarterly, provided Party A shall be responsible for the cost of such pest control;

(vi)        upon request by Party B, to assist Party B to liaise with the relevant utility providers regarding any abnormal consumption of Utilities at the Premises, if any.

(b)                  In the event that the Shanghai NIH’s appointment as the Manager of the Development shall be terminated for whatever reasons, Party A shall use its reasonable endeavours to assist Party B to negotiate new service arrangement and Service Charges with the new manager and for the avoidance of doubt, the obligations of Party A under Article 5.17 (a) above shall cease and of no further effect upon termination of the Shanghai NIH’s appointment as aforesaid.

Which term shall commence no earlier than 1st September 2004:

(c)                   The lease teem for the Adjoining property shall end on the same date as the term demised under this lease upon the expiration or earlier termination of this lease, party A shall have the option to either terminate the option to either terminate the lease for the Adjoining property or to continue with the lease for the Adjoining property at its absolute discretion; and

(d)                  The parties shall negotiate in good will the other terms of the lease for the Adjoining property,

5.18          Governing Law

This lease shall be governed by and construed according to the law of the PRC.

5.19          Dispute Resolution

Any dispute arising from the performance of this Lease shall be settled through consultation between the parties If no settlement can be reached through consultations, any dispute arising from or in connection with this agreement shall be submitted to China International Economic and Trade Arbitration Commission (Shanghai branch) for arbitration which shall be conducted in accordance with the Commission s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

5.20          Language

This agreement is made in both Chinese and English. Both the Chinese version and the English version have the same legal effect. Should there be any difference between the Chinese version and the English version, the Chinese version prevails.

This lease is executed in one set of four copies, with party A and party B each having two copy.

SCHEDULE 1

Rent and Service Charge

1.                        Leasal area:

The floor area of This Building is tentatively taken as 6,800 square meters. However, the area as per the “Shanghai Real Estate Property Certificate”, assessed and issued by Shanghai Real Estate Resources Administration Bureau, will be regarded as final.

2.                        Terms:

18 years commencing 1st September 2004 to 31st August 2022 (both days inclusive)

3.                        Rent

3.1                Rent

The rent of This Building will be payable in US dollar or its equivalent in RMB and calculated with reference to the gross floor area as follows:

Currency: USD

Terms	Rent /per square meter (m2) per annum
from 1st September 2004 to 31st August 2005	20.00
from 1st September 2005 to 31st August 2006	57.00
from 1st September 2006 to 31st August 2007	63.00
from 1st September 2007 to 31st August 2008	70.00
from 1st September 2008 to 31st August 2022	increasing by 2.5% per annum

3.2                Service Charges

The service charges of This Building will be calculated at RMB3.50 per square meters per month. Subject to the approval of the related government department, the service charges may be adjusted during the period in concern.

SCHEDULE 2

The Scope of Service

The “Services” means:

1.                        Maintaining cleaning operating lighting repairing replacing renewing decorating landscaping and furnishing the Common Parts common facilities Service Media and other parts of the Development as Party A shall consider appropriate (except where any Party B or occupier of the Development is responsible for the same) and providing security water sewerage refuse collection and other and other services to the Development.

2.                        Cleaning maintaining repairing lighting and operating the roads within the Development (where they form part of the Common parts) and providing and maintaining street furniture and road signs.

3.                        Providing staff and administration and providing and providing replacing and renewing machinery and equipment in each respect to provide the Services.

4.                        Effecting insurance cover in respect of the Premises and such parts of the Development as Party A shall deem appropriate in such amounts and against such risks as Party A deems appropriate from time to time except as otherwise provided herein.

5.                        Providing any other services or facilities which Party A shall reasonably think appropriate for the benefit of the Premises and Development and their facilities and amenities or party Bs and occupiers of the Development or visitors to it

SCHEDULE 3

Extension Option

1.                        Extension Term and Rent

This Agreement will expire on 31st August 2022. Party A will grant Party B an option to lease the Building for a further period of five years to 31st August 2027 at a rent to be calculated at 102.5% of the rent of the previous year. Rental relating to the 1st year’s renewal will therefore be 102.5% of the 2021-2022 rental.

2.                        Extension Option

Party B should inform Party A in writing, six months before expiry of the Agreement, its intention to exercise the option of renewing the lease. A supplementary agreement with regard to the rental amount and lease period will be entered into by both parties while other terms would remain unchanged as per the original Agreement.

SIGNED BY

for and on behalf of the
party A in the presence of:

Signature of Witness

Witness s name:

Address:

SIGNED BY

for and on be half of the
party B in the presence of:

Signature of Witness

Witness s name:

Address: